WHITMAN CORPORATION
                             3501 Algonquin Road
                       Rolling Meadows, Illinois 60008





                                        February 5, 1999

Robert F. Sharpe, Jr.
General Counsel
PepsiCo, Inc.
700 Anderson Hill Road
Purchase, NY 10577

Dear Mr. Sharpe:

            By your signature in the space provided below, please indicate the agreement and consent of PepsiCo, Inc. ("PepsiCo") to the purchase of shares of common stock of Whitman Corporation ("Whitman") by Whitman beginning on the date hereof in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. Whitman and PepsiCo further agree that any shares of Whitman so purchased will reduce the number of shares to be repurchased by Heartland Territories Holdings, Inc. ("Merger Sub") pursuant to Section 7.14 of the Contribution and Merger Agreement, dated as of January 25, 1999, among PepsiCo, Whitman and Merger Sub.

                                          Very truly yours,

                                          WHITMAN CORPORATION



                                          By:_____________________

Accepted and agreed:

PEPSICO, INC.



By:_____________________

cc:   Cravath, Swaine & Moore
      Wachtell, Lipton, Rosen & Katz